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MIDSOUTH BANCORP, INC. AND SUBSIDIARIES                          EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE  (Unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003


                               Second Quarter   Second Quarter   Year-to-Date     Year-to-Date
                                 June 30,         June 30,         June 30,         June 30,
BASIC                              2004             2003             2004             2003
                               _____________    _____________    ____________     ____________
Earnings:
    Income applicable to
      common stock              $1,745,367       $1,624,141       $3,406,315       $2,933,693
                               ===========      ===========      ===========      ===========
Shares:
    Weighted average number
      of common shares
      outstanding                3,190,830        3,179,256        3,187,575        3,179,256
                               ===========      ===========      ===========      ===========
Earnings per common share:
    Income applicable to
      common                         $0.55            $0.51            $1.07            $0.92
                               ===========      ===========      ===========      ===========

DILUTED

Earnings:
    Net income                  $1,745,367       $1,624,141       $3,406,315       $2,933,693
                               ===========      ===========      ===========      ===========
Weighted average number
    of common shares
    outstanding                  3,190,830        3,179,256        3,187,575        3,179,256

    Assuming exercise of
      options, reduced by
      the number of shares
      which could have
      been purchased with
      the proceeds from
      exercise of such options
      at the average issue
      price                        143,519          119,855          145,461          110,324
                                __________      ___________      ___________       __________
    Weighted average number
      of common shares
      outstanding, as adjusted   3,334,349        3,299,111        3,333,036        3,289,580
                                ==========      ===========      ===========       ==========

Fully diluted earnings per
    common share                     $0.52            $0.49            $1.02            $0.89
                                ==========      ===========      ===========       ==========




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